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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                13-4019460
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


   85 BROAD STREET, NEW YORK, NEW YORK                   10004
(Address of Principal Executive Offices)               (Zip Code)


If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act            Section 12(g) of the Exchange Act
and is effective pursuant to General         and is effective pursuant to General
Instruction A.(c), check the following       Instruction A.(d), check the following
box. /X/                                     box. / /

Securities Act registration statement file number to which this form relates:
                                                                    333-36178
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered
1% EXCHANGEABLE BASKET-LINKED NOTES              AMERICAN STOCK EXCHANGE
             DUE 2007
(LINKED TO A BASKET OF THREE STOCKS)

       Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The material set forth in (i) the sections captioned "Description of Notes We May Offer" and "Description of Debt Securities We May Offer" in the registrant's registration statement on Form S-3 (No. 333-36178) and (ii) the section "Specific Terms of Your Note" in the Prospectus Supplement No. 159, dated December 5, 2000, to the registrant's Prospectus, dated May 8, 2000, and Prospectus Supplement, dated May 10, 2000, is incorporated herein by reference.

ITEM 2. EXHIBITS.

         1. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

         2. Form of The Goldman Sachs Group, Inc.'s 1% Exchangeable Basket-Linked Note due 2007 (Linked to a Basket of Three Stocks).
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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: December 11, 2000                      THE GOLDMAN SACHS GROUP, INC.


                                             By: /s/   Dan H. Jester
                                                --------------------------------
                                                Name:  Dan H. Jester
                                                Title: Treasurer